EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2009 relating to the consolidated financial statements of GigOptix, Inc., which appears in the Annual Report on Form 10-K of GigOptix, Inc. dated March 31, 2009.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 3, 2010